Exhibit 5
Wildman, Harrold, Allen & Dixon LLP Letterhead
Nanophase Technologies Corporation
1319 Marquette Drive
Romeoville, Illinois 60446
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by Nanophase Technologies Corporation (the “Company”) of a Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission, including a prospectus covering the offering of 1,256,281 of shares of Common Stock, $0.01 par value, as described in the Registration Statement (the “Shares”).
The Shares will be sold from time to time by the selling stockholder (the “Selling Stockholder”) named in the Registration Statement, on the NASDAQ Global Market or otherwise, directly or through underwriters, brokers or dealers.
In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company’s Amended and Restated Articles of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that prior to any sale of the shares the Company will have sufficient unauthorized and unissued shares of Common Stock, the terms of offer and sale of the Shares will have been authorized by resolutions of the Company’s Board of Directors and an appropriate prospectus supplement with respect to the shares being sold will have been prepared, delivered and filed in compliance with the Securities Act of 1933, as amended, and the applicable rules thereunder.
Based on the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholder pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.
Our opinions expressed above are limited to the laws of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.
Dated: May 16, 2007

Very truly yours,
/s/ Wildman, Harrold, Allen & Dixon LLP
Wildman, Harrold, Allen & Dixon LLP